POWER OF ATTORNEY
                         FOR EXECUTING FORMS 3, 4 AND 5

         Know all by these presents, that the undersigned hereby constitutes and appoints Toni J. Ellington, Michael J. Foster and Lisa L. Thurman, signing singly, the lawful attorney-in-fact of the undersigned in connection with matters related to Tronox Incorporated to:

         (1) Prepare, execute, acknowledge, deliver and file for and on behalf of the undersigned Forms 3, 4 and 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

         (2) Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

         (3) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as may be approved in the discretion of such attorney-in-fact.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or any substitute, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

         The undersigned acknowledges that this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information, and this Power of Attorney does not relieve the undersigned from responsibility for complying with Section 16(a) of the Securities Exchange Act of 1934, as amended.

         As to each of the foregoing attorneys-in-fact, this Power of Attorney shall remain in full force and effect until the earlier to occur of: (i) the undersigned being no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by Tronox Incorporated; (ii) such attorney-in-fact being no longer employed by Tronox Incorporated in the Office of the Corporate Secretary; or (iii) the undersigned revoking this Power of Attorney in a signed writing delivered to such attorney-in-fact. This Power of Attorney supercedes any power of attorney previously executed by the undersigned in connection with matters substantially similar to those discussed herein, and any and all other previous powers of attorney are hereby revoked.

         IN WITNESS WHEREOF, the undersigned executes this Power of Attorney effective this 4th day of September, 2008.


                                           /s/ Gary L. Pittman
                                         ----------------------------------
                                         Gary L. Pittman